UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

NSTAR

(Exact name of registrant as specified in its charter)

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2009

Registrant, Address and Telephone Number

NSTAR
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Commission File Number	State of Incorporation	I.R.S. Employer Identification No.

001-14768	Massachusetts	04-3466300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2009, NSTAR Chairman, President and CEO Thomas J. May announced the appointment by the NSTAR Board of Trustees of James S. DiStasio to the NSTAR Board.  Mr. DiStasio is a retired partner of Ernst & Young LLP, where he served for over 38 years, retiring in 2007 as the company’s Senior Vice Chairman and Chief Operating Officer of the Americas.

Mr. DiStasio was appointed as a Class III Trustee with his term expiring at the Annual Meeting of Shareholders in 2011. Mr. DiStasio was also elected to NSTAR’s Audit, Finance and Risk Management Committee and NSTAR’s Executive Personnel Committee.

A press release is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2009, the NSTAR Board of Trustees voted to amend NSTAR's Bylaws by adding provisions that, in accordance with the amendments to NSTAR's Declaration of Trust approved by Shareholders at the 2009 Annual Meeting of Shareholders, set forth the requirement that Trustees in uncontested elections for Trustee who do not receive a majority of the votes cast for the election of Trustees submit a letter of resignation.  The amended By-Laws of NSTAR are attached hereto as Exhibit 3.2.

Item 8.01.  Other Events

On September 24, 2009, the NSTAR Board of Trustees voted to amend the NSTAR Board of Trustees Guidelines on Significant Corporate Governance Issues by adding provisions that, in accordance with the amendments to NSTAR's Declaration of Trust approved by Shareholders at the 2009 Annual Meeting of Shareholders, set forth the requirement that Trustees in uncontested elections for Trustee who do not receive a majority of the votes cast for the election of Trustees submit a letter of resignation.  The amended NSTAR Board of Trustees Guidelines on Significant Corporate Governance Issues are attached hereto as Exhibit 99.2

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
3.2	By-Laws of NSTAR as amended as of September 24, 2009.

99.1	Press Release dated September 24, 2009 and issued by the Registrant entitled “NSTAR Names New Trustee”

99.2	Amended NSTAR Board of Trustees Guidelines on Significant Corporate Governance Issues as of September 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: September 24, 2009	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer